UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 2, 2026

TETRA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TTI	New York Stock Exchange
Preferred Share Purchase Right	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On June 2, 2026, TETRA Technologies, Inc., a Delaware corporation (the “Company”), issued a press release announcing that, subject to market conditions, it intends to conduct an underwritten public offering (the “Offering”) of $100 million of shares of its common stock, par value $0.01 per share (“Common Stock”), pursuant to a registration statement on Form S-3 (File No. 333-287210) filed with the U.S. Securities and Exchange Commission on May 12, 2025 and declared effective on May 22, 2025. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional $15 million of shares of Common Stock solely to cover any over-allotments, on the same terms and conditions as the Offering. A copy of the press release announcing the Offering is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01 Other Events

On June 2, 2026, the Company provided certain operational updates to potential investors, the relevant excerpts of which are set forth below.

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Critical Minerals and Our Arkansas Bromine Project

On May 28, 2026, we announced that our board of directors approved a final investment decision for the Arkansas Bromine Project, subject to securing necessary financing. Since commencement of the project in 2022 through March 31, 2026, we have invested approximately $49 million in the project, which has been funded from our base business free cash flow, excluding capitalized interest. As of March 31, 2026. we have approximately $220 million in remaining capital expenditures relating to the Arkansas Bromine Project, which are expected to be funded over the next two years from a combination of a portion of the proceeds from this offering, cash from operations, borrowings under our credit facility and other financing sources. As of March 31, 2026, we have completed Phase 1 of the bromine processing plant, including site preparation, power infrastructure, and installation of the bromine tower. Phase 2 is underway and will include major infrastructure and equipment supporting the processing plant with mechanical completion targeted by the end of 2026. Phase 3 is expected to be completed at the end of 2027, and the plant is expected to begin operation in early 2028 and will have the installed capacity to process up to 75 million pounds of elemental bromine per year.

Magnesium is one of the critical mineral opportunities anticipated to support our planned Specialty Chemicals & Minerals operating segment by 2030. We are evaluating the potential development of our magnesium resources from our brine leases. We have finalized the formation of a joint venture with Magrathea Metals (“Magrathea”) to advance domestic magnesium metal production to address current U.S. dependence on imported supply for defense, aerospace, and advanced manufacturing end-markets. The joint venture will leverage our specialty chemical processing expertise and large-scale magnesium resource base in combination with Magrathea’s proprietary electrolytic magnesium production technology, which has been underwritten in part by United States Department of War.

Risk Factor Update

The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2025 with the following risk factors:

We may not be able to fund or complete the Arkansas Bromine Project on the timeline or at the cost we currently anticipate, which could have a material adverse effect on our business and the market price of our common stock.

The Arkansas Bromine Project represents a significant ongoing capital project for TETRA. Phase 2 is underway and will include major infrastructure and equipment supporting the processing plant with mechanical completion targeted by the end of 2026. Phase 3 is expected to be completed at the end of 2027, and the plant is expected to begin operation in early 2028. Since commencement of the project in 2022 through March 31, 2026, we have invested approximately $49 million in the project, which has been funded from our base business free cash flow, excluding capitalized interest. As of March 31, 2026, we have approximately $220 million in remaining capital expenditures relating to the Arkansas Bromine Project, which assumes that upstream costs are shared proportionate to each working interest owner’s relative interest in the unit. If other working interest owners do not fund their share of the upstream costs, the capital expenditures necessary to complete the Arkansas Bromine Project may increase from current estimates. Construction projects of this scale carry inherent execution risks, including the potential for cost overruns, schedule delays, supply chain disruptions, contractor performance issues, labor availability constraints, regulatory or permitting delays, environmental matters, and other factors outside of our control. We intend to use a portion of the net proceeds from this offering to fund a portion of the construction costs of the Arkansas Bromine Project. We will need to seek additional financing to fund the remaining portion of the capital expenditures for the project. To the extent other sources, including cash generated from operations and amounts available under our credit facilities, are insufficient or unavailable, we may have to delay construction or modify the scope of the project. There can be no assurance that the Arkansas Bromine Project will be completed on the timeline currently anticipated, at the cost currently anticipated, or that it will achieve the projected installed capacity or operating results once completed. Any failure to complete the Arkansas Bromine Project as planned could have a material adverse effect on our business, financial condition, results of operations, prospects and the market price of our common stock.

There is no assurance that we will be able to extend or renew customer contracts after the end of the initial contractual term. Any such nonrenewal, or renewals at reduced rates or the loss of contracts with any significant customer, could adversely impact our financial results.

From time to time, we enter into long-term contracts with customers, which are subject to renegotiation in the normal course of business as they near the end of their initial terms. There is no assurance that any of our contracts with our customers will be extended or renewed by our customers or that any of our customers will continue to contract with the Company following the expiration of the relevant term. The inability to negotiate extensions or renew a substantial portion of our contracts, the renewal of such contracts at reduced rates, the inability to contract for additional services with our customers, or the loss of all or a significant portion of our services contracts with any significant customer, could lead to a reduction in revenue and net income and could require us to record additional asset impairments. This could have a material adverse effect upon our business, results of operations and financial condition.

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Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

EXHIBIT	DESCRIPTION

99.1	Press Release, dated June 2, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

Date: June 2, 2026

	By:	/s/ Brady M. Murphy
Brady M. Murphy
President and Chief Executive Officer